Exhibit 99.1

enabling tomorrow’s technologies™
355 South Technology Drive, Central Islip, New York 11722 | T 631.981.7081 | info@cvdequipment.com

CVD Equipment Corporation Reports First Quarter 2026 Results

Completed the Sale of its SDC Division as Previously Announced

CENTRAL ISLIP, N.Y., (Business Wire) – May 14, 2026 – CVD Equipment Corporation (NASDAQ: CVV) (the “Company”) today reported financial results for the first quarter ended March 31, 2026.

As previously announced, the Company entered into an asset purchase agreement with a buyer to sell its SDC business division on March 23, 2026. This transaction was completed on April 1, 2026, whereby substantially all the business assets related to SDC were sold.

The financial results of SDC are reflected in the Company’s condensed consolidated financial statements as discontinued operations for all periods presented and SDC’s assets and liabilities are considered held for sale as of March 31, 2026. The Company now has one reportable segment consisting of its CVD Equipment division which manufactures chemical vapor deposition, physical vapor transport, thermal process and related equipment.

After payment of transaction costs and employee related liabilities, the net cash proceeds from the sale of SDC were $14.8 million. As a result, as of April 1, CVD Equipment had approximately $23 million in cash and no long-term debt.

Manny Lakios, President and Chief Executive Officer of CVD Equipment Corporation, stated, “The sale of SDC has significantly strengthened our balance sheet, providing additional financial flexibility as we continue to evaluate strategic opportunities for the CVD Equipment business, its product lines, and our facilities. In addition, we are continuing to drive operational efficiencies and reduce our operational costs, with an ongoing commitment to maximizing shareholder value. This included, as previously announced, a workforce reduction within the CVD Equipment division during the fourth quarter as we transitioned from a vertically integrated fabrication model to outsource fabrication for certain components. This action is expected to reduce our annual operating costs by approximately $1.8 million in fiscal 2026.”

Lakios added, “In addition, we remain focused on delivering solutions across our key target markets, including aerospace and defense, industrial applications such as silicon carbide (SiC) on graphite, and SiC for high-power electronics, as well as emerging applications, including nuclear energy.”

First Quarter 2026 Performance from Continuing Operations (excluding the discontinued operations of SDC)

●	Orders: $1.8 million, an increase from $0.8 million in the prior year quarter, due to higher non-system orders for spare parts. Bookings for the CVD Equipment business continued to be pressured by several factors, including geopolitical uncertainty, reduced U.S. government funding for universities, and a slower pace of adoption of our solutions in certain end markets.

●	Revenue: $1.8 million, down 70.9% as compared to prior year quarter, primarily reflecting lower CVD system revenue due to a reduced level of system bookings.

●	Backlog: $4.7 million at both March 31, 2026 and December 31, 2025.

●	Gross margin: 8.0% versus 27.4% in the prior year quarter, primarily due to lower CVD system revenue and lower absorption of fixed manufacturing costs.

●	Decreases in revenue and gross margin for the quarter ended March 31, 2026 from reduced system bookings were partially offset by a $0.3 million benefit from a contract modification.

●

Net loss from continuing operations: ($1.7 million), or ($0.25) per basic and diluted share, compared with net loss from continuing operations of ($0.2 million), or ($0.03) per basic and diluted share, in the prior year quarter.

www.cvdequipment.com | www.firstnano.com

enabling tomorrow’s technologies™

Conference Call

A conference call reviewing these results has been scheduled for today, May 14, 2026 starting at 5:00 PM ET. To join the call, dial 1-877-407-2991 or 1-201-389-0925. A live and archived webcast of the call will also be available on the company’s website at www.cvdequipment.com/events. The archived webcast will be available approximately two hours following the end of the conference call. A telephone replay will be available for 7 days. To access the replay, dial 1-877-660-6853 or 1-201-612-7415. The replay passcode is 13760600.

About CVD Equipment Corporation

CVD Equipment Corporation (NASDAQ: CVV) designs, develops, and manufactures a broad range of chemical vapor deposition, thermal processing, physical vapor transport, and related equipment and process solutions used to develop and manufacture materials and coatings for industrial applications and research. Our products are used in production environments as well as research and development centers, both academic and corporate. Major target markets include aerospace & defense (ceramic matrix composites), silicon carbide (SiC) high-power electronics, electric vehicle (EV) battery materials (carbon nanotubes, graphene and silicon nanowires), and industrial applications. Through its application laboratory, the Company allows customers the option to bring their process tools to our laboratory and to work collaboratively with our scientists and engineers to optimize process performance.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by CVD Equipment Corporation) contains statements that are forward-looking. All statements other than statements of historical fact are hereby identified as “forward-looking statements, “as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking information involves a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those discussed or anticipated by management. Potential risks and uncertainties include, among other factors, market and business conditions, the success of CVD Equipment Corporation’s growth and sales strategies, uncertainty as to our ability to execute on our transformation strategy, the possibility of customer changes in delivery schedules, cancellation of, or failure to receive orders, potential delays in product shipments, delays in obtaining inventory parts from suppliers and failure to satisfy customer acceptance requirements, competition in our existing and potential future product lines of business, including our aerospace equipment and PVT systems; our ability to obtain financing on acceptable terms if and when needed; uncertainty as to our ability to develop new products for growth markets; uncertainty as to our future profitability; uncertainty as to any future expansion of the Company; uncertainty as to our ability to adequately obtain raw materials and components from foreign markets in light of geopolitical developments; and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and the Company’s other filings with the Securities and Exchange Commission. For forward-looking statements in this release, the Company claims the protection of the safe harbor of the Private Securities Litigation Reform Act of 1995. The Company assumes no obligations to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

CVD Equipment Corporation Contact:

Richard Catalano, Executive Vice President & CFO

Phone: (631) 981-7081

Email: investorrelations@cvdequipment.com

www.cvdequipment.com | www.firstnano.com

enabling tomorrow’s technologies™

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data - Unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$1,844	$6,332
Cost of revenue	1,697	4,598
Gross profit	147	1,734
Operating expenses:
Research and development	727	734
Selling	240	367
General and administrative	1,022	953
Gain on sale of equipment	(46)	-
Total operating expenses	1,943	2,054
Operating loss from continuing operations	(1,796)	(320)
Net loss from continuing operations	(1,726)	(229)
Net income from discontinued operations	63	589
Net income (loss)	$(1,663)	$360
Basic and diluted income (loss) per share
Loss from continuing operations per common share	$(0.25)	$(0.03)
Income from discontinued operations per common share	$0.01	$0.09
Net income (loss) per common share	$(0.24)	$0.05

www.cvdequipment.com | www.firstnano.com

enabling tomorrow’s technologies™

CVD EQUIPMENT CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands - Unaudited)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$8,196	$8,734
Accounts receivable, net	677	1,293
Contract assets	3,347	2,853
Inventories	306	285
Current assets of discontinued operations	2,780	2,852
Assets held for sale - equipment	-	510
Other current assets	390	357
Total current assets	15,696	16,884
Property, plant and equipment, net	10,421	10,529
Noncurrent assets of discontinued operations	-	46
Other assets	97	50
Total assets	$26,214	$27,509

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$213	$250
Accrued expenses	1,039	849
Current maturities of long-term debt	-	181
Current liabilities of discontinued operations	1,154	944
Contract liabilities	526	560
Total current liabilities	2,932	2,784
Total stockholders’ equity	23,282	24,725
Total liabilities and stockholders’ equity	$26,214	$27,509

This earnings release should be read in conjunction with the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal year ended December 31, 2025.

www.cvdequipment.com | www.firstnano.com